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                                                                   EXHIBIT 23.3


             CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of Quidel Corporation for the registration of 2,486,514 shares of its common stock,and to the incorporation by reference therein of our report dated May 14, 1999, with respect to the financial statements of Quidel Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2000, filed with the Securities and Exchange Commission.


/s/ Ernst & Young LLP

San Diego, California
April 20, 2001